                                                                     Exhibit 14

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-159954) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account Y, and to the use therein of our reports dated (a) April 1, 2010, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 20, 2010, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account Y.

/s/ ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
April 20, 2010